THE SECURITIES TO WHICH THIS AGREEMENT RELATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, ANY U.S. STATE SECURITIES LAWS, ANY APPLICABLE CANADIAN SECURITIES LAWS, OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED OR RESOLD IN THE UNITED STATES OR IN CANADA WITHOUT REGISTRATION UNDER SUCH APPLICABLE U.S. OR CANADIAN SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND ONLY UPON THE HOLDER THEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF SUCH ACT AS WELL AS ANY OTHER APPLICABLE SECURITIES LAW.

                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:      STRATA OIL & GAS INC. (the "Company")

Re:      Purchase of securities of the Company

DETAILS OF SUBSCRIPTION: The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Company, on the terms and conditions set forth herein and in the attached schedules, that number of units of the Company set out below at a price of USD$4.00 per unit. Each unit (the "Units") shall consist of one common share of the Company (a "Share") and two share purchase warrants (collectively, the "Warrants"), each Warrant substantially in the form attached hereto. Each Warrant shall entitle the Subscriber to purchase one common share of the Company at the following prices:

a. Class A warrant - USD$4.25 per share b. Class B warrant - USD$4.50 per share


The Warrants are not exercisable until twelve months and eighteen months, respectively, after the closing of the private placement (the "Private Placement") of an aggregate amount of 250,000 units. The Company reserves the right, in its sole and absolute discretion, to reduce the exercise price of the warrants and/or to accelerate the exercise date of the Warrants. The A and B Warrants expire forty-eight and forty-two months, respectively, from the date the Warrants are first exercisable.


NUMBER OF UNITS TO BE PURCHASED:                                        Units
                                           ----------------------------
                                           ----------------------------

TOTAL SUBSCRIPTION PRICE:
        (USD$4.00 per Unit)      USD$
                                           ----------------------------


NAME OF SUBSCRIBER:
                                     -------------------------------------------

ADDRESS:
                                     -------------------------------------------
                                     (Street Address)

                                     -------------------------------------------
                                     (City and Province)

                                     -------------------------------------------
                                     (Country and Postal or Zip Code)

                                     -------------------------------------------
                                     (Contact Name)

                                     -------------------------------------------

                                     -------------------------------------------

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this agreement as of the ___th day of June, 2006.



-------------------------      ---------------------------------------------
Signature of Subscriber        Name of Subscriber (if not an individual)
(if an individual)


                         Per:
-------------------------      ---------------------------------------------
Name of Subscriber             (signature of authorized representative)
(if an individual)




                               ---------------------------------------------
                               Name and Title of Authorized Representative


ACCEPTANCE


The foregoing is accepted and agreed to as of the __th day of June, 2006.



                           STRATA OIL & GAS INC.



                           BY:   ________________________
                                    Name: Manny Dhinsa
                                    Title:  President

SUBSCRIBERS MUST COMPLETE AND ATTACH:


SCHEDULE I if the Subscriber is a director, senior officer or control person of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child of a director, senior officer of control person of the Company.


SCHEDULE II if the Subscriber is not a US Person or if a US Person, of their status as an accredited investor




ALL SUBSCRIBERS MUST SIGN:

SCHEDULE III       (Details and Conditions of the Agreement)

                                   SCHEDULE I


                          CONFIRMATION OF RELATIONSHIP
             (For Directors, Senior Officers and Control Persons and
     Their Close Personal Friends, Close Business Associates and Relatives)


The Subscriber represents and warrants to the Company that the Subscriber has read the following definitions from Multilateral Instrument 45-103 CAPITAL RAISING EXEMPTIONS and certifies that the Subscriber has the relationship(s) to the Company or its directors, senior officers or control persons by virtue of the Subscriber being:


(INITIAL ONE OR MORE AS APPROPRIATE)


_____ (a) a director, senior officer or control person of the Company, or of an affiliate of the Company;


_____ (b) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the company;


_____ (c) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company;


_____ (d) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company;


_____ (e) a person or company that is wholly-owned by any combination of persons or companies described in paragraphs (a) to (d),


and if (b), (c), (d) or (e) is initialed the director, senior officer or control person is:


----------------------------------------
(PRINT NAME OF DIRECTOR, SENIOR OFFICER OR CONTROL PERSON)

The foregoing representations and warranties are true and accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

For the purposes hereof, the following definitions are included for convenience:
a. "close business associate" means an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.

         A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant.

         The relationship between the purchaser and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate or a director, senior officer or control person.
b. "close personal friend" means an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.

         An individual is not a close personal friend solely because
o the individual is a member of the same organization, association or religious group, or
o        the individual is a client or former client.

         The relationship between the purchaser and the director, senior officer or control person must be direct. For example, the exemption is not available for a close personal friend or a close personal friend of the director, senior officer or control person.
c. "company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization.
d. "person" means and individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative.
e. "spouse" means, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

                                   SCHEDULE II

          CONFIRMATION BY NON-U.S. PERSONS OR U.S. ACCREDITED INVESTORS



The  Subscriber   hereby  represents  and  warrants  to  the  Company  that  the
Subscriber:

(INITIAL AS APPROPRIATE)
         _____ is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company; was not offered the Units in the United States and did not execute this Agreement in the United States (a "Reg S Subscriber") and the Subscriber is not acquiring the Units for the account of or benefit of any U.S. Person. A U.S. Person means any one of the following:



         any natural person resident in the United States of America;



         any partnership or corporation organized or incorporated under the laws of the United States of America;



         any estate of which any executor or administrator is a U.S. person;



         any trust of which any trustee is a U.S. person;



         any agency or branch of a foreign entity located in the United States of America;



         any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;



         any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and



         any partnership or corporation if:


         organized or incorporated  under the laws of any foreign  jurisdiction;
and


                  formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

              The Subscriber will not, during the period commencing on the date of issuance of the Units and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the "Restricted Period"), offer, sell, pledge or otherwise transfer the Shares or the Warrants in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

              The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares and Warrants only pursuant to registration under the Securities Act or an available exemption therefrom, and in accordance with all applicable state and foreign securities laws.

              The Subscriber has not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Units, the Shares or the Warrants, including without limitation, any put, call or other option transaction, option writing, equity swap or other derivative transaction.

              Neither the Subscriber nor any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Units and the Subscriber and any person acting on its behalf have complied and will comply with the "offering restrictions" requirements of Regulation S under the Securities Act.

              The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

              Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Subscriber agrees not to cause any advertisement of the Units or the securities comprising the Units to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

              Each certificate representing the Shares, the Warrants and the shares to be issued upon due exercise of the Warrants shall be endorsed with the following legends, or substantially similar legends, in addition to any other legend required to be placed thereon by applicable federal or state corporate or securities laws:


         "THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."


         "TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SUCURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."
              The Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares, the Warrants and the shares to be issued upon due exercise of the Warrants Warrants set forth in this Agreement.
              All purchases, sales and resales of Units and the transfer of funds in payment therefore shall at all times be in compliance with Title III of the USA Patriot Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism) of 2001.

- OR -

_____ is an Accredited Investor, as defined in Rule 501 (a) of Regulation D of the SECURITIES ACT OF 1933 (United States), (a "Rule 506 Subscriber") by virtue of satisfying one or more of the categories indicated below:

           (INITIAL AS APPROPRIATE)


         _____ (a) An organization described in section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000


         _____ (b) a natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds US$1,000,000


         _____ (c) A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year


         _____ (d) A trust that (a) has total assets in excess of US$ 5,000,000, (b) was not formed for the specific purpose of acquiring the Offered Securities, and (c) is directed in its purchase of securities by a person who has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Units


         _____ (e) An investment company registered under the INVESTMENT CORPORATION ACT OF 1940 (United States) or a business development company as defined in section 2(a)(48) of that Act


         _____ (f) Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of the SMALL BUSINESS INVESTMENT ACT OF 1958 (United States)


         _____    (g) A private  business  development  company  as  defined  in section 202(a)(22) of the INVESTMENT ADVISORS ACTS OF 1940 (United States)


         _____ (h) An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories

                                  SCHEDULE III

                   DETAILS AND CONDITIONS OF THE SUBSCRIPTION


1.       DESCRIPTION OF SECURITIES


The securities subscribed for hereunder shall be Units, each unit consisting of one common share of the Company (a "Share") and two share purchase warrants (collectively, the "Warrants")(collectively, the "Units").


THE UNITS WILL BE SUBJECT TO STATUTORY HOLD PERIODS DURING WHICH THEY MAY NOT BE TRANSFERRED OR RESOLD. SUBSCRIBERS ARE ADVISED TO CONSULT THEIR OWN LEGAL ADVISERS IN CONNECTION WITH ANY APPLICABLE RESALE RESTRICTIONS.


2.       PAYMENT OF SUBSCRIPTION PRICE


The total Subscription Price set out on the first page of this Agreement must be paid by money order, certified cheque or bank draft payable to the Company prior to the Closing Date.


3.       DOCUMENTS REQUIRED


The Subscriber must complete, sign and deliver to the company and executed copy of this Agreement together with the following Schedules to the Agreement:



a. Schedule I, a Confirmation of Relationship, if the Subscriber is a director, senior officers or control person of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child of a director, senior officer or control person of the Company.

b. Schedule II, a Confirmation by US Subscribers of their status as accredited investors or confirmation by non-US persons that this offering was made pursuant to Regulation S.


The Subscriber shall complete, sign and deliver to the Company as soon as possible such further documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.


4.       CLOSING


Delivery and payment for the Shares (the "Closing) will be completed at the offices of:


                  Strata Oil & Gas Inc.
                  Suite # 408 - 918 16th Ave. NW
                  Calgary, Alberta, T2M O3K

upon receipt by the Company of executed Agreements and payment for the subscribed-for shares (the "Closing Date").


5.       ACKNOWLEDGEMENTS BY ALL SUBSCRIBERS


The Subscriber, irrespective of their jurisdiction of residency, acknowledges that:

a. Neither the Units, the Shares, the Warrants nor the shares of common stock issuable upon due exercise of the Warrants (the "Warrant Shares") have been registered under the United States Securities Act of 1933, as amended (the "1933 Act") or under any state securities or "blue sky" laws, and the Company has no obligation or present intention of filing a registration statement under the 1933 Act or any state securities laws in respect of the Units or any of the securities thereof and therefore neither the Units, the Warrants nor the Warrant Shares can be offered or sold in the United States of America without registration under the 1933 Act and the securities laws of all applicable states of the United States of America, unless an exemption from registration is available;
b. The Subscriber's decision to execute this Agreement and acquire the Units has not been based upon any oral or written representation made by or on behalf of the Company or any affiliate or agent thereof but is based entirely upon the Subscriber's discussion with the officers and directors of the Company. The Company has not provided any offering memorandum, prospectus, business plan, disclosure statement or registration statement to the Subscriber or made any representations, warranties, covenants, promises or agreements to the Subscriber other than as expressly contained in this Agreement;
c. The Company is entitled to rely on the statements and answers of the Subscriber contained in the Agreement and in the Schedules to this Agreement and the Subscriber will indemnify and hold harmless the Company, its officers, directors, employees, agents and representatives and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction;
d. The Subscriber has (or others for whom it is contracting hereunder have) consulted with its own counsel with respect to applicable resale restrictions and it is (or others for whom it is contracting hereunder are) solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;
e. This Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, it has been entered into by the Subscriber for valuable consideration and may not be revoked or withdrawn by the Subscriber and it is not assignable by the Subscriber without the written consent of the Company;
f. No securities commission or similar regulatory authority has reviewed or passed on the merits of the securities or this Agreement;
g. There is no government or other insurance covering the securities being offered hereby; h. There are substantial risks associated with the purchase of the Units and the securities comprising the Units;
i. There are restrictions on the Subscriber's ability to transfer the Units, the Shares, the Warrants and the Warrant Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before transferring any of said securities;
j. The Company has advised the Subscriber that the Company is relying on exemptions from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the SECURITIES ACT (British Columbia) (together with the rules, policies, instruments and orders thereunder, the "BC Act"), and regulations of the 1933 Act (together with the rules, policies, instruments and orders thereunder, the "US Securities Act"), as the case may be, and, as a consequence of acquiring securities pursuant to these exemptions, certain protections, rights and remedies provided by the BC Act and US Securities Act, including statutory rights of rescission or damages, will not be available to the Subscriber;
k. The Units will be non-transferable and are subject to notice and other requirements under applicable securities laws and regulations;
l. The Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Agreement on behalf of the Subscriber;
m. The Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS BY ALL SUBSCRIBERS


The Subscriber hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive Closing) that:

a. If the Subscriber is purchasing the Units as principal for its own account, the subscriber is resident in the jurisdiction indicated on the first page hereof and if a resident of British Columbia, is:

i. Purchasing a sufficient number of Units, not for the benefit of any other person or company and not with a view to the resale or distribution;

ii. A senior officer, director or employee of the Company or an affiliate of the Company, and has not been induced to purchase the Units by expectation of employment or continued employment, or an issuer, all of the voting securities of which are owned by one or more of such persons;

iii. A director, senior officer or control person of the Company, or of an affiliate of the Company; iv. A spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company;

v. A close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company;

vi. A close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company;
vii. A person or corporation that is wholly-owned by any combination of persons or corporations described in paragraphs (iii) to (vi); or
viii.               An accredited investor under the BC Act.


         b. Each Subscriber understands the Units have not and may not be registered under the 1933 Act or the securities laws of any state of the United States of America and the sale contemplated hereby is being made in reliance on exemptions from the registration requirements thereof;


         c. Each Subscriber is an investor in securities of corporations in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and it has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Units;


         d. Each Subscriber has had access to such information, if any, concerning the Company as the Subscriber considered necessary in connection with their investment decision to invest in the Units, including receiving satisfactory answers to any questions the Subscriber has asked any of the officers or agents of the Company;


         e. Has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Units, or any part thereof, or any interest therein and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;


         f. If the Subscriber decides to offer, sell or otherwise transfer any of the Units, the Shares, the Warrants or the Warrant Shares, it will not offer, sell or otherwise transfer any of the Shares, directly or indirectly, unless the sale is:

-        To the Company;

- Made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act (or such rule or regulation promulgated by the Securities and Exchange Commission of the United States of America as is then in effect) and in compliance with applicable local laws and regulations; or

- Made in a transaction that does not require registration under the 1933 Act or any applicable United States state securities laws and regulations governing the offer and sale of securities and the Subscriber has furnished to the Company, prior to such sale, an opinion of counsel of recognized standing reasonably satisfactory to the Company confirming the compliance of such sale with the 1933 Act and applicable United States state securities laws;

         g. Acknowledges and agrees the Units, the Shares, the Warrants and the Warrant Shareswill be "restricted securities" under the 1933 Act; h. Understands and acknowledges that, unless the Subscriber is a Reg S Subscriber, upon the issuance thereof, and unless and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable United States state securities laws and regulations, the certificates representing any of the Shares (and all certificates issued in exchange therefore or in substitution thereof) shall bear, on the face of such certificates, the following legend:


                    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") AND ANY APPLICABLE STATE
                    SECURITIES   LAW.   NO   INTEREST   THEREIN   MAY  BE  SOLD,
                    DISTRIBUTED,   ASSIGNED   OFFERED,   PLEDGED  OR   OTHERWISE
                    TRANSFERRED OR DISPOSED OF WITHOUT (A) AND EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAW COVERING ANY SUCH TRANSACTION, OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT."

i. Consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth herein;

j. Acknowledges the Company has no obligation or present intention to file a registration statement under the 1933 Act in respect of the Shares, the Warrants or the Warrant Shares and accordingly there are substantial restrictions on transferability of the securities and it will not be possible to liquidate the Subscriber's investment readily and the Subscriber has not been supplied with any of the information that would be found in the applicable registration statement if any of said securities were registered under the 1933 Act;

k. The Subscriber is acquiring the Units as an investment for its own account as to which the Subscriber exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Units, the Shares, the Warrants or the Warrant Shares in violation of the United States securities laws;

l. If the Subscriber is a Reg S Subscriber, the Subscriber will not engage in any `direct selling efforts' (as defined in Regulation S of the 1933
         Act) in the United States of America in respect of the Units, which includes any activities undertaken for the purpose of or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Units, but the Subscriber may sell or otherwise dispose of any of the Units only pursuant to registration of the applicable Securities pursuant to the 1933 Act and any applicable United States state securities laws or under any exemption from such registration requirements and as otherwise provided herein;

m. The Subscriber is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the undersigned in connection with investment securities generally;

n. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Units will not cause such overall commitment to become excessive;

o. The Subscriber understands that an investment in the Units is a speculative investment which involves a high degree of risk and the potential loss of his entire investment;

p. The Subscriber understands that the Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to acquire the Units. The Subscriber further acknowledges that each of the representations and warranties made by the Subscriber in this Agreement shall be true, complete and accurate so long as the Subscriber is the legal or beneficial holder of the Shares, the Warrants and the Warrant Shares. If any of the foregoing representations and warranties are not true at any time that the Subscriber holds any the foregoing securities, the Subscriber agrees to immediately notify the Company of the facts rendering the representation untrue.

q. If the Subscriber is not purchasing the Units for its own account: a. The Subscriber is:

i. A trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Subscriber is purchasing such securities as an agent of trustee for accounts that are fully managed by the Subscriber; or

         ii. An advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Subscriber is registered as such an advisor under the BC Act or the laws of another province or territory of Canada or the Subscriber is exempt from such registration and the Subscriber is purchasing securities as an agent for accounts that are fully managed by the Subscriber; and

r. Neither the Subscriber nor any party on whose behalf it is acting has been created, established, formed or incorporated solely, or is used primarily, to acquire securities or to permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of the applicable securities legislation;

s. The Subscriber and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out on the first page of this Agreement;

t. The entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the incorporation or formation documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

u. The Subscriber is aware that the Units will be offered and sold pursuant to certain exemptions under the BC Act, U.S. Securities Act and other applicable securities legislation and the Subscriber is not acquiring the Units as a result of any information about the affairs of the Company that is not generally known to the public save knowledge of this particular transaction;

v. This subscription by the Subscriber has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Shares.


The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon by the Company in determining its suitability as a purchaser of the Unitsand the Subscriber hereby agrees to indemnify the Company against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein.


7.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY


The Company represents and warrants to the Subscriber that, as of the date of this Agreement and at the Closing:

a. The Company is a valid and subsisting corporation duly incorporated, continued or amalgamated and in good standing under the laws of the jurisdictions in which it is incorporated, continued or amalgamated with respect to all acts necessary to maintain its corporate existence;

b. The Company has complied and will comply with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Units;

c.       The Company currently has no properties, business or asset;

d. The Public Record and the representations contained in this Agreement are accurate in all material respects and omit no fact, the omission of which would make such representations misleading in light of the circumstances in which such representation was made;

e. The issuance and sale of the Units by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constituent documents or any agreement or instrument to which the Company is a party;

f. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and, subject to acceptance by the Company, constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms;

g. The issuance of the Shares, at the time of their issue, will have been approved by all requisite corporate action and, upon issue and delivery, will be validly issued, fully paid and non-assessable.

h. The Company is duly registered or licensed to carry on business in the jurisdiction in which it is required to be so registered or licensed to carry on business or own property or assets;

i. The Company is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and, as at the date hereof, no such actions, suits or proceedings have been threatened or, to the best of the Company's knowledge, are pending, except as disclosed in the Public Record; and

j. No other ceasing or suspending trading in the Shares nor prohibiting sale of the Shares has been issued to and is outstanding against the Company or its directors, officers or promoters and to the best of the Company's knowledge no investigations of proceedings for such purposes are pending or threatened.


8.              LEGENDING OF SECURITIES


The Subscriber hereby acknowledges that legends will be placed upon the certificates representing the Shares to the effect that the securities represented thereby are subject to hold periods and may not be traded until the expiry thereof except as permitted under the Resale Instrument, the policies of the SEC and any other applicable securities legislation.

9.       COSTS


The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Units shall be borne by the Subscriber.


10.      GOVERNING LAW


This Agreement is governed by the laws of the province of British Columbia and the federal laws of Canada applicable herein and applicable securities laws of the United States. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorn to the jurisdiction of the courts of the province of British Columbia.


11.      SURVIVAL


This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Subscriber and any subsequent disposition by the Subscriber or the Securities.


12.      ASSIGNMENT


This Agreement is not transferable or assignable.


13.      EXECUTION


The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.


14.      SEVERABILITY


The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of the Agreement.

15.      ENTIRE AGREEMENT


Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber, or by any third party.


16.      NOTICE


Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be made, given or served by registered mail, postage pre-paid, by telecopy or by delivery to the parties at the addresses as set out in this Agreement. Any notice or other communication: a. Mailed shall be deemed to have been received on the fifth business day following its mailing; b. Telecopied shall be deemed to have been received on the business day following the date of transmission; and

c. Delivered shall be deemed to have been received on the date of delivery.


In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its address for service at any time by providing notice in writing of such change to the other party.


17.      SECURITIES REGULATORY APPROVAL


This Agreement shall be subject to the approval of all securities regulatory authorities having jurisdiction.


18.      BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

19.      FURTHER ASSURANCES

The Subscriber agrees that he shall, from time to time after the Closing, upon the request of the Company, duly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further documents and instruments and take such other actions, as may be requested by the Company.

20.      PRONOUNS.

The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.










      [Remainder of Page Intentionally Omitted; Signature Pages to Follow]

ACCEPTANCE BY SUBSCRIBER


         IN WITNESS WHEREOF the Subscriber has executed this Agreement as of the ___th day of June, 2006.


         Execution of this signature page confirms that the attached Schedules are correct and complete as of the date hereof. Note that the Company is relying on these representations in ensuring that its offering of the shares is exempt from the registration requirements of all applicable securities laws. Accordingly, you hereby agree to notify the Company immediately if any information contained herein becomes untrue at any time. You further agree to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the information contained herein, to comply with any law or regulation to which the Company may be subject or for any other reasonable purpose.






                         -----------------------------------
                         Name of Purchaser - please print


                         -----------------------------------
                         Signature